Exhibit 99.1

PRESS RELEASE Massey Energy Company 4 North Fourth Street, Richmond, VA

COMPANY CONTACT:	Roger Hendriksen	FOR IMMEDIATE RELEASE
	Vice President, Investor Relations	May 16, 2011
(804) 788-1824

MASSEY COMMENTS ON DEBT TENDER OFFER BY ALPHA NATURAL

RESOURCES, INC.

Richmond, Virginia, May 16, 2011 – Massey Energy Company (NYSE: MEE) today announced that its Board of Directors had confirmed a decision to express no opinion and remain neutral toward the offer by Alpha Natural Resources, Inc. (“Alpha”) on May 3, 2011, to purchase any and all of Massey’s outstanding 6.875% Senior Notes due 2013 (the “Tender Offer”). The Tender offer was contemplated in connection with the previously announced Agreement and Plan of Merger (the “Merger Agreement”) dated January 28, 2011 with Alpha and Mountain Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Alpha (“Merger Sub”), providing for the acquisition of Massey by Alpha. Subject to the terms and conditions of the Merger Agreement, Massey will be merged with and into Merger Sub (the “Merger”), with Massey surviving the Merger as a wholly owned subsidiary of Alpha.

Massey today announced that its Board of Directors believes that each noteholder should make its decision as to whether to tender on an individual rather than collective basis, based on the noteholder’s particular circumstances. The Board of Directors believes the determination of whether to tender is a financial decision to be made by each noteholder, in consultation with the noteholder’s financial advisor, based on the terms of the Tender Offer and the consideration amount being offered by Alpha. For these reasons, the Board of Directors believes that it is not appropriate for it to make a recommendation to noteholders regarding the Tender Offer and expresses no opinion as to the course of action that noteholders should take in connection with the Tender Offer and remains neutral toward the Tender Offer.

The announcements contained in this press release were made pursuant to Rule 14e-2 under the Securities Exchange Act of 1934, as amended.

About Massey Energy Company

Massey Energy Company, headquartered in Richmond, Va., with operations in West Virginia, Kentucky and Virginia, is the largest coal producer in Central Appalachia and is included in the S&P500 Index. Massey produces, processes and sells various steam and metallurgical grade coals through its 25 processing plants and shipping centers and employs, through its various subsidiaries, more than 7,300 employees. More information about Massey can be found on its web site at www.masseyenergyco.com.

Important Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Alpha and Massey have filed a definitive joint proxy statement/prospectus regarding the proposed Merger with the Securities and Exchange Commission (the “SEC”). INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER FILED WITH THE SEC,

BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You may obtain a copy of the joint proxy statement/prospectus and other related documents filed by Alpha and Massey with the SEC regarding the proposed Merger as well as other filings containing information, free of charge, through the web site maintained by the SEC at www.sec.gov, by directing a request to Alpha’s Investor Relations department at Alpha Natural Resources, Inc., One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212, Attn: Investor Relations, to D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005 or to Massey’s Investor Relations department at, (804) 788 - 1824 or by email to Investor@masseyenergyco.com. Copies of the joint proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, from Alpha’s web site at www.alphanr.com under the heading “Investor Relations” and then under the heading “SEC Filings” and Massey’s web site at www.masseyenergyco.com under the heading “Investors” and then under the heading “SEC Filings”.

Participants in Solicitation

Alpha, Massey and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in favor of the proposed Merger is set forth in the definitive joint proxy statement/prospectus filed with the SEC. You can find information about Alpha’s and Massey’s directors and executive officers in Alpha’s definitive proxy statement filed with the SEC on April 1, 2011 and Massey’s Amendment No. 1 to its Annual Report on Form 10-K filed with the SEC on April 19, 2011, respectively. You can obtain free copies of these documents from Alpha or Massey using the contact information above.

Forward Looking Statements

Information set forth herein contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. Alpha and Massey caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Alpha or Massey stockholders to approve the transaction; the outcome of pending or potential litigation or governmental investigations; the risk that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; uncertainty of the expected financial performance of Alpha following completion of the proposed transaction; Alpha’s ability to achieve the cost savings and synergies contemplated by the proposed transaction within the expected time frame; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed Merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; general economic conditions that are less favorable than expected; changes in, renewal of and acquiring new long term coal supply arrangements; and competition in coal markets. Additional information and other factors are contained in Alpha’s and Massey’s filings with the SEC, including Alpha’s and Massey’s Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site http://www.sec.gov. Alpha and Massey disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.